EXHIBIT 99.1

American Science and Engineering, Inc. Appoints New Chief Financial Officer

Accomplished Operational Finance Executive Diane Basile Joins AS&E

BILLERICA, Mass. — January 11, 2016 — American Science and Engineering, Inc. (“AS&E”) (Nasdaq:ASEI), a leading worldwide supplier of innovative X-ray detection solutions, announced the appointment of Diane Basile as Senior Vice President, Chief Financial Officer (CFO), and Treasurer of the Company, effective today. Basile will report to Chuck Dougherty, AS&E’s President and Chief Executive Officer.  She succeeds Kenneth Galaznik, who has served in those roles since 2008 and is retiring following the end of the current fiscal year, as previously announced.  Galaznik will continue to serve as a Senior Vice President of the Company and will work in an advisory capacity to ensure a seamless transition.

“Diane has a wealth of varied industry experience in large operational finance roles as well as an extensive background in investor relations and mergers and acquisitions that will be beneficial to the Company’s day-to-day operations and long-term strategy,” said Dougherty. “Her expertise in these areas will help us continue to drive our strategic initiatives, accelerate our growth efforts, and enhance shareholder value.”

Dougherty continued, “Ken has been an important member of the AS&E leadership team and will continue to be a key contributor to the Company as he works with Diane on the transition. On behalf of the Company, I’d like to thank Ken for his many contributions and years of service.”

Prior to joining the company, Basile served as CFO of Intronis, a leading provider of backup and data protection solutions. Previously, she was Vice President of Finance for Nuance Communications’ Healthcare Division, a $900 million global business unit for health information technology, and held senior financial posts at technology firms including Mercury Computer and PerkinElmer. Basile holds the Chartered Financial Analyst® designation and is a member of Boston Security Analysts Society, a member society of CFA Institute. She earned a Master of Science in Finance from Boston College and a Bachelor of Science in Economics from the Wharton School of the University of Pennsylvania.

About AS&E

American Science and Engineering, Inc. (AS&E) is the trusted global provider of threat and contraband detection solutions for ports, borders, military, critical infrastructure, law enforcement, and aviation. With over 50 years of experience, AS&E offers proven, advanced X-ray inspection systems to combat terrorism, drug smuggling, illegal immigration, and trade fraud. AS&E systems are designed in a variety of configurations for cargo and vehicle inspection, parcel inspection, and personnel screening. Using a combination of technologies, these systems provide superior detection capabilities, with high-energy, dual-energy, and Z Backscatter® X-rays — pioneered by AS&E. Learn more about AS&E products and technologies at www.as-e.com and follow us on Twitter @ase_detects.

Public Relations Contact:

Dana Harris	Laura Berman
Red Javelin Communications, Inc.	American Science and Engineering, Inc.
978-440-8392	978-262-8700
dana@redjavelin.com	lberman@as-e.com

Safe Harbor Statement: The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws.  AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions, delays or cancellations (in full or in part) in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products; litigation seeking to restrict the use of intellectual property used by the Company; limitations under certain laws on the Company’s ability to protect its own intellectual property; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth; technical problems and other delays that could impact new product development and the Company’s ability to adapt to changes in technology and customer requirements; competitive pressures; lengthy sales cycles both in United States government procurement and procurement abroad;  future delays in federal funding, the market price of the company’s stock prevailing from time to time, the nature of other investment opportunities presented to the company from time to time,  the company’s cash flows from operations and market and general economic conditions. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time. Readers are further advised to review the “Risk Factors” set forth in the Company’s most recent Form 10-Q and Form 10-K,  which further detail and supplement the factors described in this Safe Harbor Statement.  Among other disclosures, the Risk Factors disclose risks pertaining to that portion of the Company’s business that is dependent on United States government contracting as well as international customers.